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EXHIBIT 10.40

                              TERMINATION OF LEASE


         THIS AGREEMENT, made as of the 24th day of June, 1998 by and between RIVERFRONT HOLDINGS, INC., a Delaware corporation, successor in interest to Renaissance Center Venture, (herein called "Landlord"), and United American Healthcare Corporation, a Michigan corporation, (herein called "Tenant").

     WITNESSETH

         WHEREAS, on May 2, 1996, Landlord entered into a lease (herein called the "Lease") with Tenant whereby Landlord demised and let to Tenant certain premises commonly known as:


200 RENAISSANCE CENTER, SUITE 1400
Detroit, Michigan  48243

being herein called the "Premises," for a Term ending June 30, 2001, on the terms and conditions contained in the Lease, and

         WHEREAS, Landlord and Tenant have decided that it is in their mutual best interest to cancel and terminate the Lease and it is the intention of Landlord and Tenant to effect the cancellation of the Lease by this instrument.

         NOW, THEREFORE, in consideration of the covenants and agreements hereinafter contained, and of the release and surrender by Tenant of the Lease and all of its rights therein and thereunder and all of its rights in and to Premises (except as otherwise specifically provided herein), and of the release by Landlord of all obligations of Tenant under the Lease as of June 30, 1998 (the "Termination Date"), and for other good and valuable consideration, the parties hereto agree and warrant (where specifically stated) as follows:

         1. From and after the "Termination Date," Tenant hereby remises, releases, quitclaims, and surrenders to Landlord, its successors and assigns forever, the Lease and all rights of Tenant in and to the Premises, however acquired, together with all of its right and interest (and title, if any) in and to any and all improvements therein contained, and all of the estate and rights of Tenant in and to the Lease.

         TO HAVE AND TO HOLD THE SAME UNTO LANDLORD, its successors and assigns forever, from and after said Termination Date.

         2. Tenant, for itself and its successors and assigns, subject to the warranties herein made by Landlord, hereby forever releases and discharges Landlord from any and all obligations and liabilities under the Lease and from any and all claims, demands, or causes of action whatsoever against Landlord, its successors and assigns, arising from and after the Termination Date out of the Lease thereunder, or the termination and surrender of the Lease and surrender of Premises.

         3. Landlord shall receive all rental payments due and payable through the Termination Date. Tenant is granted a license to use the Premises for the period of July 1-15, 1998 ("License Period") for moving and relocating furniture and other personal property of Tenant from the Premises. Such license incorporates the terms and conditions contained in the Lease including without limitation the insurance and indemnity obligations of Tenant. Rental payments shall be due and payable for the License Period on a per diem basis through the date the Tenant completes its move,


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calculated at a rate per day equal to 1/365 of the applicable annual rental payment due under the Lease.

         4. Subject to the Tenant's compliance with its disclosure obligations to local, state and federal regulatory agencies:

                  a. Tenant agrees to use reasonable efforts to keep (and to cause its employees, consultants and consultants' employees to keep) the existence, terms and subject matter of this Termination of Lease Agreement confidential; and

                  b. Tenant agrees to use its reasonable efforts (and to cause its employees, consultants and consultants' employees) to not reveal the existence, terms and subject matter of this Termination of Lease Agreement to any Renaissance Center Phase 1 tenant.

         5. Landlord, for itself and its successors and assigns, subject to the warranties herein made by Tenant, hereby forever releases and discharges Tenant from any and all obligations and liabilities under the Lease and from any and all claims, demands, or causes of action whatsoever against Tenant, its successors and assigns, arising from and after the Termination Date out of the Lease thereunder, or the termination and surrender of the Lease and surrender of Premises.

         6. Landlord and Tenant agree that the Lease is to be canceled and terminated and the term thereby demised brought to an end as of the Termination Date with the same force and effect as if the term of the Lease were in and by the provisions thereof fixed to expire on the Termination Date.

         7. Tenant agrees that Landlord shall have the right to re-enter upon the Premises as of the Termination Date, as fully as it would or could have done if that were the date provided for the expiration or termination of the Lease.

         8. Landlord hereby warrants to Tenant that it is the owner of the Premises and of the Lessor's interest in the Lease, with full power and authority to cancel and terminate same.

         9. This agreement is executed in duplicate, either counterpart of which is to be considered an original.

         10. This agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors assigns.

         IN WITNESS WHEREOF, of the parties hereto have caused this instrument to be executed by their duly authorized officers, and their seals to be affixed and duly attested, the day and year first above written.


WITNESSETH                                  RIVERFRONT HOLDINGS, INC.,
                                                     a Delaware corporation

________________________                    By: ________________________________

                                            Its:       Authorized Agent
                                                         "Landlord"




                                            UNITED AMERICAN HEALTHCARE
                                            CORPORATION,
                                            a Michigan corporation